Exhibit 99.1
Business and Financial Update August 14, 2007

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance, including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the negotiation and impacts of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; timing, terms and proceeds from any asset sale or monetization; and implementation of new processes and new core information systems. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2006 Form 10-K and 2007 Form 10-Q, (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in our Forms 10-K and 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330.

Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, VP and Controller Nick Khouri, VP and Treasurer

Utility growth plan on track Filed Detroit Edison rate case Signed settlement on MichCon gas storage Capital projects are on schedule Utilities are expected to earn authorized return this year Non-utility monetizations have exceeded expectations After-tax proceeds of ~$1.5 billion Expect to buy back $900 million of common stock by year end Updating Barnett strategy Solid overall results for second quarter 2007 Maintaining 2007 operating earnings* guidance of $450-$485 million, excluding synfuels Overview * Reconciliation to GAAP reported earnings included in the appendix

Business Update Second Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

Detroit Edison Utility Growth Plans on Track Rate Case #U-15244 filed in April 2007 MPSC Staff testimony expected Jan. 2008 Final order expected 3Q08 Temporary rate reduction expires April 13, 2008 Plan to supplement filing to include recovery of MCN merger control premium Capital Projects On track with over $800 million environmental projects at Monroe plant - new SCR completed in May Plan to file application for new nuclear unit at existing Fermi site by year-end 2008 Investing ~$330 million in Advanced Metering Infrastructure over the next 6 years; expect to select vendor in 3Q07 Detroit Edison's Fermi 2 Power Plant has been in continuous operation for a record 378 days

Utility Growth Plans on Track

DTE Energy

MichCon

- Signed settlement agreement with all parties on MichCon gas storage
  - Provides opportunity for MichCon to earn 11% authorized ROE with no customer rate increase
  - Gives regulatory certainty - no rate case until 2009*
  - Settlement is subject to MPSC approval
- Capital Projects
  - $70 million pipeline expansion in W. Michigan on track for 2008 completion
  - $75 million utility storage expansion expected in service next year
  - Pipeline integrity work ahead of plan, expect ~$10 million per year capex



*The rate case moratorium can be set aside if unanticipated changes in tax law, legislation or new accounting rules will affect MichCon's annual net income by more than $5 million.

7

Non-Utility Monetizations Have Exceeded Expectations

DTE Energy

Actions		Proceeds
Antrim	Sale closed June 29	
Power & Industrial	Agreement for sale of 50% interest in a portfolio of projects announced June 30	
Peakers	• Georgetown sale closed end of July • Agreement for sale of Crete signed end of July	
Barnett	Refined focus -- see next page for details	

Proceeds

- **Total after-tax proceeds of ~$1.5 billion**
- **Repurchased over $625 million of common stock as of August 10 (~12.7 million shares)**
- **Expect to buy back $900 million of common stock by year end and retire $700 million of parent company debt**

8

DTE Plans to Focus Efforts on Development of Western Barnett

DTE Energy

DTE has ability to create additional value in Western Barnett by developing existing acreage and expansion opportunities

- **Recent horizontal well results indicate incremental value can be created versus vertical wells**
  - Area is already economic with vertical wells
- **Western Barnett requires focus on cost and quality control**
  - Assets would benefit from gas manufacturing mindset, similar to Antrim
- **DTE has local expertise**
  - DTE operates majority of Barnett wells in Jack county

- **Plan to drill 40 Western Barnett wells in 2007**
- **Western development strategy could take ~$80-150 million annual capex***
- **Might explore opportunities to monetize portions of other acreage**

* Planned Barnett 2007 total capex, including Core, is ~$150 million

9

Business Update Second Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

Second Quarter Earnings Summary Solid overall results Utilities remain on track to earn authorized ROE for 2007 Earnings improved in all non-utility segments

Second Quarter 2007 Operating Earnings Operating Earnings per Share* 2Q average shares outstanding: 175.3 million Detroit Edison $0.37 Unconventional Gas Production $0.03 Non-Utility $0.39 Coal & Gas Midstream $0.06 Corporate & Other ($0.16) MichCon** ($0.01) $0.59 Power and Industrial Projects $0.04 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility Synthetic Fuel $0.21 $0.38 excluding Synthetic Fuel Energy Trading $0.05

2005 2006 -4 93 -3 DTE Energy Second Quarter 2007 Operating Earnings Variance * Reconciliation to GAAP reported earnings included in the appendix 2005 excl synfuel DECO MichCOn coal UGP pip ET hold 41 23 23 31 32 35 43 63 18 7 1 3 8 31 9 63 Operating Earnings Variance Excluding Synthetic Fuel* ($ millions) 2Q06 Operating Earnings Detroit Edison MichCon Power & Industrial Projects Unconventional Gas Production Coal & Gas Midstream Energy Trading $41 ($17) $7 $8 $3 $1 $31 ($10) $64 Corporate & Other 2Q06 Operating Earnings Quarterly Operating Earnings Including Synthetic Fuel* ($ millions) ($1) $101 2Q07 Operating Earnings 2Q07 Operating Earnings

Economy/Other Detroit Edison Second Quarter 2007 Operating Earnings Variance Operating Earnings Variance* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix 2005 PSCR weather show cause other Margin DTE2 Relia D&A 2006 81 81 105 104 97 75 70 62 62 63 24 11 12 7 22 5 8 1 2Q06 Operating Earnings PSCR Weather $11 ($8) ($12) $24 2Q07 Operating Earnings Temporary Rate Reduction ($22) Reconciliation of power supply cost recovery (PSCR) factor from 2004 & 2005 More cooling degree days in 2Q07 Temporary rate reduction from Aug. 2006 show cause settlement Lower Electric Choice Volumes offset by reconciliation of Choice Incentive Mechanism SAP and other information system startup costs in 2Q07 Increased rate base in 2007 SAP Startup $81 $2 ($7) Increased Rate Base Earnings Drivers $64 Other O&M / Taxes ($5) Reliability

2005 Gas Markets Other O&M other 2006 -9 -6 -4 -4 -3 -3 -3 -2 -3 -4 MichCon Second Quarter 2007 Operating Earnings Variance Operating Earnings Variance* ($ millions) Weather * Reconciliation to GAAP reported earnings included in the appendix Volume 2Q06 Operating Earnings 2Q07 Operating Earnings Seasonal second quarter loss is typical Higher heating degree days 2Q07 784 heating degree days in 2Q 2007 (normal 840) 683 heating degree days in 2Q 2006 Higher weather-normalized sales volume in 2007 - less conservation than in 2006 Lower GCR interest expense in 2007 Earnings Drivers ($10) $3 $2 ($3) Interest/Other ($3) SAP Startup $5

Non-Utility Second Quarter 2007 Operating Earnings Results Operating Earnings* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix Earnings Drivers

2007 Segment Earnings Guidance * Reconciliation to GAAP reported earnings included in the appendix 2007 earnings guidance remains unchanged except for monetization impacts and Synthetic Fuel Due to the timing of the share repurchase plan, we plan to provide revised EPS guidance upon completion of all non-utility monetizations Operating Earnings* ($ millions) 2007 Post Monetization Guidance 2007 Original Guidance

Business Update Second Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

Underlying cash flow continues to improve Higher Synfuel Production in 2007 YTD adjusted cash from operations is up nearly 12% from the previous year Including capital, dividends, and asset sales, net cash reached $1.65 billion YTD 2007 YTD 2007 Cash Flow DTE Energy Cash Flow ($ millions) * Accounted for as 'investing activity' on statement of cash flows YTD 06/30/2006 YTD 06/30/2007 ** Reconciliation to GAAP reported cash flow included in the appendix

YTD 2007 Capital Expenditures

DTE Energy

DTE Energy Capital Expenditures
($ millions)

	YTD 06/30/2006	YTD 06/30/2007
Detroit Edison		
Operational	$352	$213
Environmental	80	116
DTE2/Other	80	54
	$512	$383
MichCon		
Operational	$57	$46
Major Projects	5	51
	$62	$97
Non-Utility		
Coal & Gas Midstream	$42	$31
Unconventional Gas Production	89	94
Power & Industrial Projects	48	24
Energy Trading	1	1
	$180	$150
Total	$754	$630

- **Utility capital spending**
  - **Detroit Edison operational spending decreased primarily due to the timing of outages**
  - **Detroit Edison environmental spending increased to $116M, up from $80M last year due to increased spend on SCR and Low Nox projects**
  - **MichCon spending is up from $62M last year to $97M in 2007, led by expansion of the distribution system in western Michigan**
- **Looking forward, utility capital will be driven by:**
  - **Over $800M in environmental expenditures at Detroit Edison from 2007 to 2010**
  - **~$150M for distribution system and storage capacity expansion at MichCon**

20

2007 Post Monetization Guidance DTE Energy Cash Flow Strong Cash Flow Supports Debt Repayment and Stock Buyback ($ millions) * Accounted for as 'investing activity' on statement of cash flows; Reconciliation to GAAP reported cash flow included in the appendix The continuation of strong underlying cash flows and monetization proceeds leads to 2007 net cash of approximately $1.56-1.59 billion In addition to the dividend and capital expenditures, excess cash will be used for: $850 million stock repurchase** ~$700 million Parent company debt repayment ** Excludes $50 million of stock repurchased in 2006 2007 Original Guidance *** Includes approximately $220M of accelerated tax credits

Utility Capex of $1,050 to $1,165 million is approximately 30% higher than prior 5 year average Utility investment leads to continued net plant growth in 2007 Continuing to Grow our Businesses DTE Energy Capital Expenditures 2007E ($ millions) Capital Expenditures Depreciation Detroit Edison MichCon $850-935 $480-490 $200-230 $85-90 Net Plant Growth $370-445 $115-140 Non-utility capital is primarily driven by Barnett development and continued investment in the Coal & Gas Midstream segment

Business Update Second Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

DTE Energy's Investment Thesis DTE Energy expects to create significant value for shareholders over the next five years The utilities are positioned to grow earnings 5 - 6% per year while driving a customer focused investment program Continued growth in the Coal & Gas Midstream segment. Unconventional Gas and Power & Industrial segments focused on maximizing shareholder value The balance sheet is stable with sufficient flexibility to execute our growth plan The dividend yield is attractive and as the payout ratio decreases, we are open to considering additional dividend increases

Upcoming Investor Events Lehman Brothers CEO Energy and Power Conference DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030 Sept. 4: EEI Financial Conference Nov. 5-6:

Appendix

Barnett Shale Strategy Update Clay Zones of DTE Acreage South 32,000 acres Vertical Wells Horizontal Wells Dallas/ Ft Worth Metropolitan Area West 41,000 acres Core 11,000 acres Hood Johnson Erath Jack Somervell Hill Wise Tarrant Bosque Parker Denton Palo Pinto

16 Net Production Rate (mmcf/day) 25 16 Gross Producing Wells 65 151 6/30/07 12/31/05 Reserves (Bcfe) Probable Reserves Proven Reserves 120 59 179 12/31/05 12/31/04 Acreage Position (thousands) Net Undeveloped Acres Net Developed Acres 62 76 65 16 84 12/31/06 12/31/05 123 12/31/06 6/30/07 12/31/05 12/31/06 4 65 14 6/30/07 81 12/31/06 266 174 440 Barnett Shale Operating Metrics 19

Synfuels Expected to Produce $900 million in Cash in 2007-2009 2007 2008 2009 Total 675 675 850 175 50 900 2007E 2008E 2009E Total Expected Synfuel Cash Flow* ($ millions) ~$675 ~$175 ~$50 ~$900 Gains from non-utility monetizations enabled DTE to use more of its banked tax credits in 2007 Pulls ahead cash into 2007 from 2008-2009 Synfuel cash about evenly split between use of tax benefits and partner payments / oil hedge proceeds Hedging of exposure to oil prices enables full production in 2007 (~21 million tons) * Assumes ~21 million tons of production in 2007

Leverage* * Excludes securitization debt and MichCon short-term borrowing Funds from Operations / Debt* Key Balance Sheet / Cash Metrics 12/31/2006 12/31/07E 0.534 0.501 Leverage and FFO/Debt are expected to improve this year Restructuring efforts that reduce non- utility risk should pave the way for a business risk improvement Solid liquidity position $2.1 billion of credit facilities ~$1.0 billion current excess liquidity 12/31/2006 12/31/07E 0.195 0.25 12/31/06 12/31/07E 53.4% 50-52% 12/31/06 12/31/07E 19.5% 24-26%

Synfuel Operating Earnings* * Reconciliation to GAAP reported earnings included in this appendix ($ millions, after-tax)

DTE Energy Trading Earnings Reconciliation Total EITF 9 9 32 23 ** Consists of the income statement effect of not recognizing changes in the fair market value of certain non derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis. DTE Energy Trading: YTD 2007 Operating Earnings reconciliation to Economic Net Income ($ millions) Economic Net Income EITF 02-3** Operating Earnings* $9 $28 $37 Economic net income equals economic gross margin*** minus YTD O&M expenses less taxes at 35%. DTE Energy management uses Economic Net Income as one of the performance measures for external communications with analysts and investors. Internally, DTE Energy uses Economic Net Income as one of the measures to review performance against financial targets and budget. * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non derivative contract costs

Sources Long-Term Uses East 1.4 0.75 West 0.95 0.75 0.25 0.65 Sources and Uses of Monetization Proceeds and Synfuel Cash Synfuel $900 - 1,000 (2007 - 2009) Monetization Proceeds ~$1,500 (2007) Monetization Proceeds and Synfuel Cash Sources and Uses ($ Millions) $2,400 - 2,500 $2,400 - 2,500 Debt Redemption ~$700 (2007 - 2008) Share Repurchase* ~$900 (2007) Utility Equity/Other $600 - 700 (2007 - 2009) Antrim Forward Sales ~$200M NPV (2007-2014) * Includes over $625 million shares of common stock bought back under this program as of August 10, 2007

Reconciliation of Q2 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q2 2007 Reported to Operating Earnings per Share Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q2 2006 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of YTD 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. * Consists of the income statement effect of not recognizing changes in the fair market value of certain non derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis. **Internally, DTE Energy uses Economic Net Income as one of the measures to review performance against financial targets and budget EITF 02-3* $28 $37 Energy Trading Economic Net Income**

Reconciliations of Synfuel Reported to Operating Earnings and 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2007 guidance for operating earnings. It is likely that certain items that impact the company's 2007 reported results will be excluded from operating results. A reconciliation to the comparable 2007 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. Reconciliation of 2007 Reported Earnings to Operating Earnings

Reconciliations of Cash From Operations to Adjusted Cash from Operations * accounted for in the investing activities section of the statement of cash flows Adjusted Cash From Operations Use of Adjusted Cash From Operations - DTE Energy management believes that adjusted cash from operations provide a more meaningful representation of the company's cash from ongoing operations and uses adjusted cash from operations as a primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses adjusted cash from operations to measure performance against budget and to report to the Board of Directors.